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                                                                     EXHIBIT 4.1


                      INCORPORATED UNDER THE LAWS OF THE

                                   MARYLAND

NUMBER   -0-                                                       -0-   SHARES

                  WILSHIRE REAL ESTATE INVESTMENT TRUST INC.

                                 COMMON STOCK


                                 --SPECIMEN--
This Certifies that ___________________________________________ is the owner of

                         --ZERO--
_____________________________________________________ Shares of Common Stock of

  WILSHIRE REAL ESTATE INVESTMENT TRUST INC.

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.


     IN WITNESS WHEREOF the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereto affixed at__________________________________________________________________


this _______________________ day of __________________________ A.D. 19______


__________________________________    ______________________________________
  Chief Executive Officer               Secretary





                             Shares $0.0001 Each.